UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

1000 Louisiana Street, Suite 6600, Houston, TX 77002

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry Into Material Definitive Agreement.

On September 24, 2021, Battalion Oil Corporation, a Delaware corporation (the “Company”), and the subsidiary guarantors party thereto (collectively, the “Loan Parties”) entered into a Fifth Amendment to the Senior Secured Revolving Credit Agreement (the “Amendment”) with Bank of Montreal, as administrative agent (the “Administrative Agent”), and the other lenders party thereto (the “Lenders”). The Amendment further amends the Senior Secured Revolving Credit Agreement, dated as of October 8, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Loan Parties, the Administrative Agent, the Lenders, and certain other financial institutions party thereto from time to time. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Amendment, among other things, modifies the limits on Swap Agreements so as not to exceed, (i) from the period of the Fifth Amendment Effective Date through December 31, 2021, the percentage of the reasonably anticipated Hydrocarbon production from Proved Developed Producing Reserves of the Loan Parties (the “PDP Production”) during such period hedged pursuant to Secured Swap Agreements in place as of the Fifth Amendment Effective Date; (ii) for the fiscal year ending December 31, 2022, the greater of (a) the PDP Production during such fiscal year hedged pursuant to Secured Swap Agreements in place as of the Fifth Amendment Effective Date and (b) 85% of the PDP Production during such fiscal year; and (iii) for the fiscal years ending December 31, 2023, December 31, 2024 and December 31, 2025, 85%, 70% and 60% of the PDP Production, respectively, during each fiscal year.

Additionally, pursuant to the Amendment, certain language related to Swap Agreements for percentage rates and Swap Agreements associated with potential acquisitions was removed from the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment. A copy of the Amendment is filed as Exhibit 10.1.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1.5

Fifth Amendment to the Senior Secured Revolving Credit Agreement, dated as of September 24, 2021, by and among Battalion Oil Corporation, as borrower, the subsidiary guarantors party thereto, Bank of Montreal, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1.5

Fifth Amendment to the Senior Secured Revolving Credit Agreement, dated as of September 24, 2021, by and among Battalion Oil Corporation, as borrower, the subsidiary guarantors party thereto, Bank of Montreal, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

September 30, 2021	By:	/s/ R. Kevin Andrews
	Name:	R. Kevin Andrews
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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